EXHIBIT 10.1

LOAN AGREEMENT

Made effective October 05, 2007

BETWEEN

CHRIS R. COOPER, an individual resident in Vancouver, British Columbia

(hereinafter referred to as the "Lender")

- and -

EXPLORTEX ENERGY INC., a corporation having an office in Vancouver, British Columbia

(hereinafter referred to as the "Debtor")

WHEREAS the Lender has agreed to lend certain amounts to the Debtor, subject to and in accordance with the terms of this Loan Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained the Lender and the Debtor agree as follows:

1.	Definitions

For the purposes of this Loan Agreement, unless there is something in the subject matter or context inconsistent therewith:

	(a)	"Event of Default" means any of the events specified in Section 7;

	(b)	"Indebtedness" means the Principal and all interest payable thereon;

	(c)	"GSA" means a general security agreement granting a security interest to the Lender in all of the present and after acquired property of the Debtor; and

	(d)	"Loan Documents" means this Loan Agreement, the GSA, each Note (as defined hereafter), and each other security or other document issued in connection herewith.

2.	Principal Amount

The Lender has agreed to advance to the Debtor funds in the aggregate amount of Thrity Thousand United States Dollars (US$30,000.00) (the "Principal"), available by one advance made October 5, 2007. The obligation of the Debtor to repay the advance by the Lender is evidenced by a promissory note in substantially the form of Schedule A hereto made by the Debtor and payable to the order of the Lender on demand (the "Note").

The Lender shall have no obligation to make any advances hereunder unless the Lender is satisfied that:

	(a)	all representations and warranties in the Loan Documents are true and accurate in all respects;

	(b)	the Debtor is in compliance with all covenants contained in the Loan Documents;

	(c)	the Debtor is capable of repaying all advances and other amounts owing hereunder upon demand.

3.	Interest

Interest shall accrue on the Principal amount immediately upon the advance of funds at the rate of one-half of one percent (1/2%) per month.

(a)

Such interest shall accrue on a daily basis and shall be calculated monthly in arrears in respect of the immediately preceding calendar month based on the actual number of days elapsed and shall accrue and be payable at the same rate both before and after demand, default and judgment, with interest accruing and payable on overdue interest at the same rate.

(b)

If payment of the Principal becomes payable in accordance with Section 4, all accrued and unpaid interest shall also be payable on the date for payment of the Principal. If payment of the Principal is demanded hereunder, all accrued and unpaid Interest shall also be payable on the date for payment of the Principal so demanded.

(c) All payments made by the Corporation to the Holder hereunder shall be applied in the following order:

(i) to amounts due hereunder as interest on overdue amounts;

(ii) to amounts due hereunder as Interest;

(iii) to amounts due hereunder as Principal.

4.	Repayment Terms

The Loan is for a period of six months. Principal plus Interest is due and payable on April 5, 2008. The Debtor hereby promises to pay to the Lender the entire amount of the Indebtedness on demand, which may be made at any time whether or not an Event of Default has occurred. In addition, the Debtor shall repay to the Lender all amounts owing hereunder by no later than April 5, 2008.

5.	Representations and Warranties

The Debtor represents and warrants to the Lender at the date hereof and while any Indebtedness is outstanding hereunder as follows:

(a)

The Debtor is duly incorporated and organized, validly existing and in good standing under the laws of Alberta, and is duly qualified to do business in such jurisdiction and in all other jurisdictions in which the nature of its business or the location of its property requires such qualification. The Debtor has the requisite power and authority to enter into this Loan Agreement and the Notes and to perform its obligations hereunder and thereunder.

(b)

This Loan Agreement has been, and the Loan Documents will be, duly authorized, executed and delivered by the Debtor and constitute valid and binding obligations of the Debtor, enforceable against the Debtor in accordance with their respective terms.

(c) This Loan Documents will not violate any provision of the Debtor's organizational documents, or any contract, agreement, law, regulation, order or judgment to which the Debtor is subject.

(d) The Debtor's execution and delivery of the Loan Documents do not require the consent or approval of any other person or entity.

6.	Payment of Indebtedness

The Debtor covenants that it will pay the Indebtedness in accordance with the terms and conditions of the Loan Documents.

7.	Security Interest

As security for all advances under this Loan Agreement, the Debtor hereby grants to the Lender a security interest in all of the Debtor's present and after acquired property. The Debtor hereby agrees that it will, upon request by the Lender, grant in favor of the Lender a GSA and such other security as the Lender may request, in form and substance satisfactory to the Lender. In addition, the Debtor will, upon request by the Lender, cause any or all of its subsidiaries (now owned or hereafter acquired) to provide a guarantee in favor of the Lender in respect of the Debtor's obligations to the Lender as provided for in this Loan Agreement (including in respect of the Indebtedness) and any associated security.

8.	Events of Default

The Debtor shall be in default under this Loan Agreement upon the occurrence of any of the following:

(a) if the Debtor fails to pay all or any part of the Indebtedness when it becomes due and payable;

(b) if the Debtor fails to observe or perform any other covenant or obligation under any of the Loan Documents or if any representation or warranty thereunder proves to be untrue or incorrect;

(c) if an order is made, or a resolution passed for the winding-up of the Debtor;

(d) if under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws:

(i) the Debtor makes a general assignment for the benefit of creditors, files or presents a petition, makes a proposal or commits any act of bankruptcy; or

(ii) the Debtor is insolvent or declared bankrupt;

(e)

if any execution, sequestration, seizure, restraint or any process of any court becomes enforceable against the Debtor, or a distress or comparable process of any court is levied upon any property of the Debtor, and in each case the same is not discharged within thirty (30) days.

9.	Indebtedness Due and Rights and Remedies

Upon the occurrence of any Event of Default, the Lender, in its sole discretion, may do any one or more of the following: (i) declare all Indebtedness immediately due and payable without demand, protest, notice of protest, notice of default, presentment for payment or further notice of any kind; and/or (ii) proceed to enforce such other and additional rights and remedies as the Lender may have hereunder, or under any other agreements with the Debtor or as may be provided by law.

10.	Waiver of Default

The Lender may at any time waive any Event of Default which may have occurred, provided that no such waiver shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights or remedies resulting therefrom.

11.	Enurement

This Loan Agreement shall enure to the benefit of and be binding upon the Lender and its successors and assigns, and shall be binding upon the Debtor and its successors and assigns.

12.	Applicable Law

This Loan Agreement shall be construed and enforceable under and in accordance with the laws of the Province of British Columbia and the Debtor hereby attorns to the jurisdictions of the Courts of the Province of British Columbia.

13.	Notice

Without affecting any other method of giving notice, any notice required or permitted to be given hereunder to the Debtor shall be conclusively deemed to have been received by the Debtor on the date following the sending of the same by prepaid courier to the Debtor's address set forth below:

Explortex Energy Inc.
#2410, 650 West Georgia Street
Vancouver BC V6B 4N7

14.	Time of Essence

Time shall be of the essence of this Loan Agreement.

IN WITNESS WHEREOF the parties have executed this Loan Agreement to be effective the date first written above.

/s/ Chris R. Cooper

CHRIS R. COOPER

EXPLORTEX ENERGY INC.

/s/ D. Barry Lee		/s/ Chris Cooper
Per:
WITNESS		Chris Cooper, President

SCHEDULE "A"
to the Loan Agreement between Chris R. Cooper ("Lender") and
Explortex Energy Inc. ("Debtor") made effective October 5, 2007

PROMISSORY NOTE

PROMISSORY NOTE

FOR VALUE RECEIVED, Explortex Energy Inc. (the "Corporation") hereby acknowledges itself indebted and promises to pay to Chris R. Cooper (together with all assignees of Chris R. Cooper, the "Holder") the principal amount of Thirty Thousand United States Dollars (US$30,000) (such amount, or the then outstanding portion of such amount, being the "Principal"), together with Interest (as hereinafter defined) thereon, in lawful money of the United States of America, on the following terms and conditions:

1.

At any time and from time to time all or any part of the Principal, together with any accrued but unpaid Interest thereon, shall be repaid by the Corporation to the Holder ON DEMAND by the Holder, without any notice being given to the Corporation.

2.

This promissory note is issued pursuant to a Loan Agreement made effective October 5, 2007 by and between the Corporation and the Holder (the "Loan Agreement'), and is subject to all of the terms and conditions thereof.

3.	Interest on the Principal, and payments of amounts due hereunder, shall be calculated and paid as follows:

(a)

the Corporation shall pay to the Holder interest on the Principal at the rate of one-half of one percent (1/2%) per month (hereinafter "Interest"), in accordance with the terms and conditions as prescribed by the Loan Agreement, and with those herein.

	(b)	All payments made by the Corporation to the Holder hereunder shall be applied in the following order:

		(i)	to amounts due hereunder as interest on overdue amounts;

		(ii)	to amounts due hereunder as Interest;

		(iii)	to amounts due hereunder as Principal.

4.

Upon the commencement by or against the Corporation of any voluntary or involuntary bankruptcy, insolvency or receivership proceedings or the making by the Corporation of a general assignment for the benefit of its creditors, the Principal or unpaid portion thereof, together with any unpaid Interest accrued to the date of payment, shall, at the option of the Holder, become immediately due and payable on demand without notice.

5.	Upon the indebtedness evidenced by this promissory note being paid in full, the Holder shall mark it "Paid in Full" and shall return it to the Corporation.

6.	The Corporation, together with all persons who become liable hereon:

	(a)	severally waive presentment for payment, demand, protest, notice of protest and notice of dishonour;

(b)

agree and consent that the time for payment of this note or any payment hereunder may be extended or this note may be renewed from time to time by the Holder without notice and without otherwise reducing, waiving, ending or otherwise affecting the liabilities of all parties; and

	(c)	acknowledge that Holder will not be liable for or prejudiced by failure to collect or for lack of diligence in bringing suit on this note or any such renewal or extension.

7.	This promissory note shall be governed by and construed in accordance with the laws of the Province of British Columbia and laws of Canada applicable therein.

DATED and effective as of October 5, 2007.

EXPLORTEX ENERGY INC.

/s/ Chris Cooper
Per:
Chris Cooper, President